UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

BANK OF THE OZARKS, INC.

(Exact name of Registrant as specified in its Charter)

Arkansas	0-22759	71-0556208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12615 Chenal Parkway

Little Rock, Arkansas 72211

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 501-978-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

On December 12, 2008, Bank of the Ozarks, Inc. (the “Company”) and the United States Department of the Treasury (the “Treasury”) entered into a Letter Agreement including the Securities Purchase Agreement — Standard Terms incorporated therein (the “Purchase Agreement”) pursuant to which the Company issued to the Treasury, in exchange for aggregate consideration of $75,000,000, (i) 75,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 and liquidation preference $1,000 per share (the “Series A Preferred Stock”), and (ii) a warrant (the “Warrant”) to purchase up to 379,811 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $29.62 per share, subject to certain anti-dilution and other adjustments. The issuance and sale of the Series A Preferred Stock and Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

The Series A Preferred Stock qualifies as Tier 1 Regulatory Capital and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock is non-voting, other than class voting rights on certain matters that could adversely affect the Series A Preferred Stock. If dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at the Company’s next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. These directors will be elected annually and serve until all accrued and unpaid dividends on the Series A Preferred Stock have been paid.

The Series A Preferred Stock may be redeemed by the Company at par on or after February 15, 2012. Prior to this date, the Series A Preferred Stock may not be redeemed unless the Company has received aggregate gross proceeds from one or more qualified equity offerings of any Tier 1 perpetual preferred or common stock of the Company (a “Qualified Equity Offering”) equal to $18,750,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. Subject to certain limited exceptions, until December 12, 2011, or such earlier time as all Series A Preferred Stock has been redeemed or transferred by Treasury, the Company will not, without Treasury’s consent, be able to increase its dividend rate per share of Common Stock or repurchase its Common Stock. The Series A Preferred Stock will rank senior to the Company’s Common Stock in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Company. A merger, consolidation or sale of assets of the Company shall not, however, constitute a liquidation, dissolution or winding up of the Company for purposes of payment of any senior or paramount distribution on the Series A Preferred Stock.

In connection with the issuance of the Series A Preferred Stock, on December 10, 2008, the Company filed with the Secretary of State of the State of Arkansas, Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Articles of Amendment”) establishing the terms of the Series A Preferred Stock, including the relevant provisions described above.

The Warrant is immediately exercisable and has a 10-year term. The exercise price and number of shares of Common Stock subject to the Warrant are both subject to anti-dilution adjustments. The Treasury may not exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. If the Company receives aggregate gross cash proceeds of not less than $75,000,000 from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock underlying the Warrant then held by Treasury will be reduced by one half of the original number of shares underlying the Warrant, taking into account all adjustments previously made thereto.

In addition to the foregoing, the Purchase Agreement grants the holders of the Series A Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant certain registration rights and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008. In addition, the Treasury may unilaterally amend any of the terms of the Purchase Agreement to the extent required to comply with any changes after December 12, 2008 in applicable federal statutes.

Copies of the Purchase Agreement, the Articles of Amendment and the form of Warrant are included as exhibits to this Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in Item 1.01 is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately prior to the execution of the Purchase Agreement, the Company amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute, severance and employment agreements, to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stability Act of 2008 and applicable guidance or regulations issued by the Secretary of Treasury on or prior to December 12, 2008. For so long as Treasury holds any of the Company’s securities acquired under the Purchase Agreement or the Warrant, the Company must maintain compliance with the same requirements. The applicable executive compensation requirements apply to the compensation of the Company’s chief executive officer, chief financial officer and four other most highly compensated executive officers (collectively, the “senior executive officers”). In addition, in connection with the closing of the Treasury’s purchase of the Series A Preferred Stock each of the senior executive officers was required to and did execute a waiver of any claim against the United States or the Company for any changes to his compensation or benefits that are required in order to comply with the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 is hereby incorporated herein by reference, and a copy of the Articles of Amendment described therein is attached as Exhibit 3.1 to this Report.

Item 8.01 Other Events.

On December 12, 2008, Bank of the Ozarks, Inc. issued a news release announcing it has closed the issuance and sale of $75,000,000 in Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant to purchase up to 379,811 shares of the Company’s common stock at an exercise price of $29.62 per share (subject to certain anti-dilution and other adjustments) to the United States Department of the Treasury pursuant to the Treasury’s Capital Purchase Program (the “News Release”). The News Release is furnished herewith as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01. The information in the preceding sentence, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

[The remainder of this page intentionally left blank.]

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc., dated December 10, 2008.

4.1	Warrant to purchase up to 379,811 shares of Common Stock, issued on December 12, 2008.

10.1	Letter Agreement including the Securities Purchase Agreement – Standard Terms incorporated therein, dated December 12, 2008, between Bank of the Ozarks, Inc. and the United States Department of the Treasury.

99.1	News Release dated December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2008.	BANK OF THE OZARKS, INC.

	By:	/s/ Paul E. Moore
	Name:	Paul E. Moore
	Title:	Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc., dated December 10, 2008.

4.1	Warrant to purchase up to 379,811 shares of Common Stock, issued on December 12, 2008.

10.1	Letter Agreement including the Securities Purchase Agreement – Standard Terms incorporated therein, dated December 12, 2008, between Bank of the Ozarks, Inc. and the United States Department of the Treasury.

99.1	News Release dated December 12, 2008.